Registration No. 333-123213	Registration No. 333-120233	Registration No. 333-51164
Registration No. 333-90443	Registration No. 333-89841	Registration No. 333-78975
Registration No. 333-69071	Registration No. 333-60547	Registration No. 333-49757
Registration No. 333-45427	Registration No. 333-42657	Registration No. 333-31647
Registration No. 333-30893	Registration No. 333-29097	Registration No. 333-27743
Registration No. 333-27723	Registration No. 333-24055	Registration No. 333-16541
Registration No. 333-15603	Registration No. 333-10289	Registration No. 333-03233
Registration No. 033-62899	Registration No. 033-60627	Registration No. 033-60623
Registration No. 033-58847	Registration No. 033-56919	Registration No. 033-56111
Registration No. 033-55725	Registration No. 033-55413

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3 TO REGISTRATION STATEMENT NO. 333-123213

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-120233

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-51164

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-90443

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-89841

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-78975

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-69071

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-60547

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-49757

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-45427

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-42657

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-31647

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-30893

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-29097

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-27743

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-27723

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-24055

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-16541

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-15603

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-10289

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-03233

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 033-62899

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 033-60627

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 033-60623

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 033-58847

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 033-56919

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 033-56111

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 033-55725

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 033-55413

UNDER

THE SECURITIES ACT OF 1933

Leggett & Platt, Incorporated

(Exact Name of Registrant as Specified in its Charter)

Missouri	1 Leggett Road Carthage, Missouri (417) 358-8131	44-0324630
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(I.R.S. Employer Identification No.)

Jennifer J. Davis

Executive Vice President – General Counsel

Leggett & Platt, Incorporated

1 Leggett Road

Carthage, Missouri 64836

(417) 358-8131

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to the above referenced registration statements.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (the “Post-Effective Amendments”), filed by Leggett & Platt, Incorporated, a Missouri corporation (the “Registrant”), with the Securities and Exchange Commission (the “SEC”), relate to the following Registration Statements on Form S-3 (collectively, as each amended as of immediately prior to the filing of these Post-Effective Amendments, the “S-3 Registration Statements”) of the Registrant:

•	Registration Statement on Form S-3 (No. 333-123213), filed with the SEC on March 9, 2005, as amended;

•	Registration Statement on Form S-3MEF (No. 333-120233), filed with the SEC on November 4, 2004;

•	Registration Statement on Form S-3 (No. 333-51164), filed with the SEC on December 1, 2000, as amended;

•	Registration Statement on Form S-3 (No. 333-90443), filed with the SEC on November 5, 1999, as amended;

•	Registration Statement on Form S-3 (No. 333-89841), filed with the SEC on October 28, 1999;

•	Registration Statement on Form S-3 (No. 333-78975), filed with the SEC on May 21, 1999;

•	Registration Statement on Form S-3 (No. 333-69071), filed with the SEC on December 17, 1998;

•	Registration Statement on Form S-3 (No. 333-60547), filed with the SEC on August 4, 1998, as amended;

•	Registration Statement on Form S-3 (No. 333-49757), filed with the SEC on April 9, 1998;

•	Registration Statement on Form S-3 (No. 333-45427), filed with the SEC on February 2, 1998;

•	Registration Statement on Form S-3 (No. 333-42657), filed with the SEC on December 19, 1997;

•	Registration Statement on Form S-3 (No. 333-31647), filed with the SEC on July 21, 1997;

•	Registration Statement on Form S-3 (No. 333-30893), filed with the SEC on July 8, 1997;

•	Registration Statement on Form S-3 (No. 333-29097), filed with the SEC on June 13, 1997;

•	Registration Statement on Form S-3 (No. 333-27743), filed with the SEC on May 23, 1997;

•	Registration Statement on Form S-3 (No. 333-27723), filed with the SEC on May 23, 1997;

•	Registration Statement on Form S-3 (No. 333-24055), filed with the SEC on March 27, 1997;

•	Registration Statement on Form S-3 (No. 333-16541), filed with the SEC on November 21, 1996;

•	Registration Statement on Form S-3 (No. 333-15603), filed with the SEC on November 6, 1996;

•	Registration Statement on Form S-3 (No. 333-10289), filed with the SEC on August 16, 1996;

•	Registration Statement on Form S-3 (No. 333-03233), filed with the SEC on May 7, 1996;

•	Registration Statement on Form S-3 (No. 033-62899), filed with the SEC on September 25, 1995;

•	Registration Statement on Form S-3 (No. 033-60627), filed with the SEC on June 27, 1995;

•	Registration Statement on Form S-3 (No. 033-60623), filed with the SEC on June 27, 1995;

•	Registration Statement on Form S-3 (No. 033-58847), filed with the SEC on April 26, 1995, as amended;

•	Registration Statement on Form S-3 (No. 033-56919), filed with the SEC on December 16, 1994;

•	Registration Statement on Form S-3 (No. 033-56111), filed with the SEC on October 20, 1994;

•	Registration Statement on Form S-3 (No. 033-55725), filed with the SEC on October 3, 1994, as amended; and

•	Registration Statement on Form S-3 (No. 033-55413), filed with the SEC on September 9, 1994.

On August 26, 2026, pursuant to an Agreement and Plan of Merger, dated as of April 13, 2026, by and among the Registrant, Somnigroup International Inc., a Delaware corporation (“Somnigroup”), and Sparrow Unity Corporation, a Missouri corporation and a direct, wholly owned subsidiary of Somnigroup (“Merger Sub”), Somnigroup acquired the Registrant through the merger of Merger Sub with and into the Registrant (the “Merger”), with the Registrant surviving the Merger as a direct, wholly owned subsidiary of Somnigroup.

In connection with the Merger, the Registrant has terminated any and all offerings of the Registrant’s securities pursuant to existing registration statements, including the S-3 Registration Statements. In accordance with the undertaking made by the Registrant in each of the S-3 Registration Statements to remove from registration, by means of a post-effective amendment, any of the Registrant’s securities that remain unsold at the termination of each such offering, the Registrant hereby removes from registration, by means of these Post-Effective Amendments, any and all securities registered under the S-3 Registration Statements that remain unsold as of the effectiveness of the Merger on August 26, 2026 and terminates the effectiveness of each of the S-3 Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carthage, State of Missouri, August 27, 2026.

LEGGETT & PLATT, INCORPORATED

By:	/s/ Jennifer J. Davis
Name:	Jennifer J. Davis
Title:	Executive Vice President – General Counsel

No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.